Exhibit 5.1

+1 212 230 8800 (t)
+1 212 230 8888 (f)
wilmerhale.com

April 1, 2019

Ocular Therapeutix, Inc.

15 Crosby Drive

Bedford, Massachusetts 01730

Re:                           Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 9,574,021 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Ocular Therapeutix, Inc., a Delaware corporation (the “Company”), including 3,804,788 shares of the Company’s Common Stock currently issued and outstanding (the “Initial Common Shares”) and 5,769,233 shares of the Company’s Common Stock issuable upon the conversion of outstanding senior subordinated convertible notes (the “Conversion Shares” and together, with the Initial Common Shares, the “Shares”) held by Cap 1 LLC (the “Selling Stockholder”). All of the Shares are being registered on behalf of the Selling Stockholder.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined and relied upon copies of the Registration Statement, as filed with the Commission, including the exhibits thereto.

We have also examined and relied upon the Restated Certificate of Incorporation of the Company (as amended or restated from time to time); the Amended and Restated By-laws of the Company (as amended or restated from time to time); records of meetings and actions of stockholders and of the Board of Directors of the Company, including committees thereof, as provided to us by the Company; certificates of representatives of the Company; certificates of public officials; and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinion hereinafter expressed.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records and stock books of the Company provided to us by the Company.  Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that (i) the Initial Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Conversion Shares, when issued and delivered upon the conversion of the senior subordinated convertible notes issued by the Company in accordance with the terms of such notes, will be duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner